Exhibit-10.1

AGREEMENT

THIS AGREEMENT is made on the 11th day of June 2010.

BETWEEN:

Atlantic Components Limited (“ATL”), a Hong Kong corporation with its Registered place of business at Room 1701, 17/F., Tower 1, Enterprise Square, 9 Sheung Yuet Road, Kowloon Bay, Kowloon, Hong Kong.

AND

Mr. LEE Kun Lin, with address located Room A, 1/F, Tontex Building, 2 Sheung Hei Street, Kowloon, Hong Kong.

WHEREAS:

“ATL” hereby appoint Mr. LEE Kun Lin as the Chief Financial Officer. Mr. Lee will be responsible for: the Group investor relations; road show; private investment in public equity and special project; quarter’s press release plus 10Q & 10K SEC related issues.

THEREFORE IT IS HEREBY AGREED AS FOLLOWS:

1.	“ATL” agree to pay Mr. LEE Kun Lin in Hong Kong dollars Fifty Thousand Dollars (“HKD 50,000.00”) per month as consultation fee.

2.	“ATL” will issue 175,000 – 200,000 shares of ACL Semiconductors Inc to Mr. Lee Kun Lin in a year.

3.	This AGREEMENT will operate for a term of 19 months and it will commence on 11th June 2010 and it will expire on 31st December 2011.

4.	Incentive for fund raising projects as they arise: Project ONE: 1% of fund raise for up to USD $40Million in 2010/2011.

The parties hereto have executed this Agreement on the dates set forth above.

Signed for and on behalf of	Signed for and on behalf of
Atlantic Components Limited	Mr. LEE Kun Lin

Date: February 21, 2011	Date: February 18, 2011